UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 3, 2007
Cinemark USA, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	033-47040	75-2206284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Press Release

Item 8.01 Other Events
On April 3, 2007 we announced that pursuant to the cash tender offer (the “Tender Offer”) and related consent solicitation commenced on March 6, 2007 for repurchase of the then outstanding $332.25 million aggregate principal amount of the 9% Senior Subordinated Notes due 2013 (CUSIP No. 172441AN7) (the “Notes”), we had accepted for purchase and payment (the “Final Settlement”), $66,000.00 of the aggregate outstanding principal amount of the Notes that were validly tendered after 12 midnight, New York City time on March 19, 2007 (the “Consent Date”) and not revoked at or before the expiration of the Tender Offer. The Tender Offer expired 12 midnight, New York City time on April 2, 2007 (the “Expiration Date”). On March 20, 2007, we repurchased $332 million aggregate principal amount of the outstanding Notes that were validly tendered and not revoked on or before the Consent Date. Approximately, $184,000 aggregate principal amount of the Notes remain outstanding. Holders of Notes who tendered their Notes after the Consent Date but prior to the Expiration Date received $1,032.58 for each $1,000 principal amount of Notes held by such holder plus accrued and unpaid interest up to, but not including, the Expiration Date. The press release announcing the expiration and Final Settlement of the Tender Offer is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated April 3, 2007.
The information included in this Current Report on Form 8-K, including the exhibits, shall be deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended and incorporated by reference into our Offer to Purchase and Consent Solicitation Statement dated March 6, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.
	By:	/s/ Michael D. Cavalier
		Name:	Michael D. Cavalier
Date: April 6, 2007		Title:	Senior Vice President - General Counsel

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